Exhibit 99.23(d)(i)(a)

Appendix A

Fund Schedule

Fund	Effective Date

SA Fixed Income Fund	July 16, 1999

SA U.S. Market Fund	July 16, 1999

SA U.S HBtM Fund	July 16, 1999

SA U.S. Small Company Fund	July 16, 1999

SA International HBtM Fund	July 16, 1999

SA International Small Company Fund	July 16, 1999

SA U.S. Fixed Income Fund	February 23, 2007

SA Emerging Markets Fund	February 23, 2007

SA Real Estate Securities Fund	February 23, 2007

SA FUNDS – INVESTMENT TRUST		LWI FINANCIAL INC.

By:	/s/ Robert P. Herrmann	By:	/s/ Robert P. Herrmann

Name: Robert P. Herrmann		Name: Robert P. Herrmann

Title: President		Title: President

Date: March 30, 2007		Date: March 30, 2007

As of June 14, 2005

Amended December 5, 2006 and effective February 23, 2007

Appendix B

Fee Schedule

FUND	Advisory Fee as a percentage of average daily net assets	Administrative Fee as a percentage of average daily net assets	Sub-Advisory Fee as a percentage of average daily net assets

SA Fixed Income Fund	0.65%	0.10%	0.05%

SA U.S. Market Fund	0.65%	0.10%	0.0462	%(1)

SA U.S. HBtM Fund	0.65%	0.10%	0.10%

SA U.S. Small Company Fund	0.65%	0.10%	0.35%

SA International HBtM Fund	0.65%	0.10%	0.20%

SA International Small Company Fund	0.65%	0.10%	0.00%

SA U.S. Fixed Income Fund	0.30%	0.10%	0.10%

SA Emerging Markets Fund	0.65%	0.10%	0.50%

SA Real Estate Securities Fund	0.65%	0.10%	0.15%

SA FUNDS – INVESTMENT TRUST		LWI FINANCIAL INC.

By:	/s/ Robert P. Herrmann	By:	/s/ Robert P. Herrmann

Name: Robert P. Herrmann		Name: Robert P. Herrmann

Title: President		Title: President

Date: March 30, 2007		Date: March 30, 2007

Revised:  September 10, 2002

Adopted:  June 14, 2005

Amended December 5, 2006 and effective February 23, 2007

(1) Until January 1, 2009 or, if earlier, until the date LWI obtains shareholder approval of the fee change, and then 8 basis points annually thereafter*

* Sub-Adviser shall not receive any sub-advisory fee for its sub-advisory services to the SA U.S. Market Fund with respect to any assets of the SA U.S. Market Fund invested in the U.S. Micro Cap Portfolio of DFA Investment Dimensions Group Inc.